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                                                                    Exhibit 16.1


August 4, 2000



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re:  Creditrust Corporation
     File No. 33-50103

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Creditrust Corporation dated August 4, 2000. We are not in a position to comment on the accuracy of the statements made in paragraph one. We agree with the statements contained in paragraphs two, three and four.

                                           Yours truly,

                                           /s/  Grant Thornton, LLP
                                           ---------------------------
                                           Grant Thornton, LLP
                                           Vienna, Virginia